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                                                                   Exhibit 3.1.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      TAKE-TWO INTERACTIVE SOFTWARE, INC.

            --------------------------------------------------------
            Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware
            --------------------------------------------------------


      THE UNDERSIGNED, Chief Executive Officer of Take-Two Interactive Software, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:


      FIRST: That the Restated Certificate of Incorporation of the Corporation has been amended as follows by striking out the first paragraph of Section 8.1 of Article VIII as it now exists and inserting in lieu and instead thereof a new first paragraph of Section 8.1 of Article VIII, reading as follows:

        "Section 8.1. The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share"


      SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 17th day of November, 2003.

                                      TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                      By: /s/ Jeffrey C. Lapin
                                      ________________________________________
                                      Name: Jeffrey C. Lapin
                                      Title: Chief Executive Officer